Exhibit 10.11

First Amendment to Credit Agreement and Waiver

This First Amendment to Credit Agreement and Waiver (herein, this “Amendment”) is entered into as of April 16, 2013, by and among Trade Street Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Trade Street Residential, Inc., a Maryland corporation (“Trade Street REIT”), the other Guarantors party hereto, the Lenders party hereto and BMO Harris Bank N.A., as Administrative Agent.

Preliminary Statements

A. The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to a Credit Agreement, dated as of January 31, 2013 (as amended or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

B. The Borrower has informed the Administrative Agent and the Lenders that the Borrower has not satisfied certain provisions of the Credit Agreement as hereinafter described; and the Administrative Agent and the Lenders have agreed to waive the resulting defaults under the terms and conditions set forth in this Amendment.

C. The Borrower has also requested that Administrative Agent and the Lenders make certain amendments to the Credit Agreement as set forth below, and the Administrative Agent and the Lenders are willing to do so pursuant to the terms and conditions set forth herein.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Waiver.

1.1. The Borrower has informed the Administrative Agent and the Lenders that the Borrower has failed to comply with the maximum Total Indebtedness to Total Asset Value ratio covenant set forth in Section 8.20(a) of the Credit Agreement for the reporting period ended December 31, 2012 (such violation being referred to herein as the “Violation”).

1.2. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders and the Administrative Agent hereby waive the Violation and each and every Event of Default arising solely from the Violation. The Borrower and the Guarantors acknowledge that the waivers under this Section 1 are specifically limited to the Violation and each and every Event of Default arising solely from the Violation. Except as specifically waived hereby, all terms and conditions of the Credit Agreement shall stand and remain in full force and effect.

Section 2. Amendment to Credit Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

2.1. The definition of “Total Asset Value” set forth in Section 5.1 of the Credit Agreement (Definitions) is amended and restated in its entirety to read as follows:

“Total Asset Value” means an amount equal to the sum of (a) for all Eligible Properties valued at their appraised value for purposes of computing their Borrowing Base Value, the “as-is” appraisal value set forth in a current Appraisal, plus (b) for all other Properties owned for more than twelve (12) months, the quotient of (i) the Property NOI from such Properties divided by (ii) the Capitalization Rate, plus (c) for all Properties owned for twelve (12) months or less, the book value (as defined in GAAP) of any such property, plus (d) the aggregate book value of all Land Assets, mortgage or mezzanine loans, notes receivable and/or Assets Under Development, plus (e) unrestricted cash, unrestricted cash equivalents and marketable securities owned by the Borrower and its Subsidiaries as of the end of such fiscal quarter, provided that the amount added to Total Asset Value for unrestricted cash, unrestricted cash equivalents and marketable securities shall not exceed 5% of Total Asset Value.

Section 3. Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

3.1. The Borrower, the Guarantors, the Administrative Agent and the Lenders shall have executed and delivered this Amendment.

3.2. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4. Representations.

In order to induce the Lenders to execute and deliver this Amendment, the Borrower and the Guarantors hereby represent to the Administrative Agent and the Lenders that, as of the date hereof, after giving effect to the amendment and waiver set forth in Sections 1 and 2 above, (a) the representations and warranties set forth in Section 6 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct, except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial reports of the Borrower delivered to the Lenders, and (b) the Borrower and the Guarantors are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 5. Miscellaneous.

5.1. The Borrower and the Guarantors heretofore executed and delivered to the Administrative Agent and the Lenders certain Mortgages and Security Agreements re: Operating Accounts (collectively, the “Collateral Documents”). The Borrower and the Guarantors hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Borrower and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

5.2. By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the amendment to the Credit Agreement as set forth herein and confirms that its obligations thereunder (including without limitation its obligations as a Guarantor pursuant to Section 13 of the Credit Agreement) remain in full force and effect. Each Guarantor further agrees that the consent of such Guarantor to any further amendments to the Credit Agreement (other than Section 13 thereof) or any other Loan Document shall not be required as a result of this consent having been obtained.

5.3. Except as specifically amended or waived herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Collateral Documents, the Notes or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

5.4. The Borrower agrees to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the reasonable fees and expenses of counsel for the Administrative Agent.

5.5. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission of an Adobe Portable Document Format file (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be construed and determined in accordance with the laws of the State of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York) without regard to conflicts of law principles that would require application of the laws of another jurisdiction.

[Signature Pages to Follow]

This First Amendment to Credit Agreement and Waiver is entered into as of the date and year first above written.

“Borrower”

Trade Street Operating Partnership, LP, a Delaware limited partnership

By:	Trade Street OP GP, LLC, a Delaware limited liability company, its general partner

By:	Trade Street Residential, Inc., a Maryland corporation, its sole member

By:	/s/ Bert Lopez
	Name:	Bert Lopez
	Title:	COO/CFO

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER]

“Administrative Agent”

BMO Harris Bank N.A., as Administrative Agent

By:	/s/ Aaron Lanski
	Name:	Aaron Lanski
	Title:	Managing Director

“Lender”

BMO Harris Bank N.A., as a Lender and Swing Line Lender

By:	/s/ Aaron Lanski
	Name:	Aaron Lanski
	Title:	Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER]

“Guarantors”

Trade Street Residential, Inc., a Maryland corporation

By:	/s/ Bert Lopez
	Name:	Bert Lopez
	Title:	COO/CFO

BSF-Arbors River Oaks, LLC, a Florida limited liability company

By:	TS Manager, LLC, a Florida limited liability company, its manager

By:	/s/ Bert Lopez
	Name:	Bert Lopez
	Title:	VP

[SIGNATURE PAGE TO FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER]